Exhibit 99.3

STRATEGIC STORAGE GROWTH TRUST II, INC. PO Box 808001 Louisville, KY 40233-8001	EVERY STOCKHOLDER’S VOTE IS IMPORTANT VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VIRTUAL MEETING

at the following website

www.meetnow.global/MT94GV7

on [    ], 2022 at [    ] a.m. Pacific Time.

To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card.

Please detach at perforation before mailing.

STRATEGIC STORAGE GROWTH TRUST II, INC.

PROXY FOR THE VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [            ], 2022

This proxy is solicited on behalf of the Strategic Storage Growth Trust II, Inc. Board of Directors.

The undersigned stockholder of Strategic Storage Growth Trust II, Inc., a Maryland corporation, hereby appoints Matt Lopez and Nicholas Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, for the 2022 Virtual Special Meeting of Stockholders of Strategic Storage Growth Trust II, Inc., to be held on [            ], 2022 at [    ] a.m. (P.T), and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present. To participate in the Virtual Special Meeting of Stockholders connect via webcast by visiting www.meetnow.global/MT94GV7, enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” Item 1 and “FOR” Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Virtual Special Meeting, including matters incident to its conduct.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-800-337-3503

GTI_32699_033022

PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

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EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Strategic Storage Growth Trust II, Inc.

Virtual Special Meeting of Stockholders to be held [            ], 2022.

The Notice of Special Meeting, Proxy Statement and Prospectus for this meeting are available at:

https://www.proxy-direct.com/sma-32699

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1 AND “FOR” ITEM 2, IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THIS RECOMMENDATION.

A	Proposals	FOR	AGAINST	ABSTAIN
1.

To approve the merger, referred to as the “Merger,” of SSGT II with and into SSGT II Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of SmartStop Self Storage REIT, Inc. (“SmartStop”), with Merger Sub surviving the Merger, pursuant to the Agreement and Plan of Merger, dated as of February 24, 2022, by and among SmartStop, Merger Sub, and SSGT II (the “Merger Agreement”), which we refer to as the “Merger Proposal.”

		☐	☐	☐

2.	To adjourn the SSGT II Special Meeting to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes to approve the Merger Proposal, if necessary and as determined by the chair of the SSGT II Special Meeting, which we refer to as the “Adjournment Proposal.”	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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